CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of the AIG Money Market Fund, CB Core Equity Fund, Commerce Capital Government Money Market Fund, Commerce Capital Treasury Obligations Money Market Fund, Edgewood Growth Fund, FMC Select Fund, FMC Strategic Value Fund, HGK Equity Value Fund, Haverford Quality Growth Stock Fund, Japan Smaller Companies Fund, LSV Value Equity Fund, WHG Balanced Fund, WHG Income Opportunity Fund, WHG LargeCap Value Fund and WHG SMidCap Fund and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 96 to File No. 033-42484; Amendment No. 97 to File No. 811-06400) of The Advisors' Inner Circle Fund of our reports dated December 20, 2006, included in the 2006 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 23, 2007